SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (date of earliest event reported): May 23, 2002


                            MEXCO ENERGY CORPORATION
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             (Exact name of registrant as specified in its Charter)



Colorado                            0-6694                       84-0627918
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(State or other                (Commission File               (I.R.S. Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)

                 214 W. Texas, Suite 1101, Midland, Texas 79701
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: 915-682-1119

ITEM 5.   OTHER EVENTS
-------   ------------

     The estimates of the Company's proved oil and gas reserves, which are located entirely within the United States, were prepared in accordance with the guidelines established by the Securities and Exchange Commission and Financial Accounting Standards Board. The estimates as of March 31, 2002, 2001 and 2000 are based on evaluations prepared by Joe C. Neal and Associates, Petroleum Consultants. For information concerning costs incurred by the Company for oil and gas operations, net revenues from oil and gas production, estimated future net revenues attributable to the Company's oil and gas reserves, present value of the future net revenues discounted at 10% and changes therein, see Notes to the Company's consolidated financial statements. Financial statements for the fiscal year ended March 31, 2002, will be available in late June, 2002. The Company emphasizes that reserve estimates are inherently imprecise and there can be no assurance that the reserves set forth below will be ultimately realized.

     In estimating reserves as of March 31, 2002, average prices of $23.00 per barrel for oil and $3.00 per mcf (thousand cubic feet) for gas were used, which were the average actual prices in effect for the Company's production.

     The Company has not filed any oil or gas reserve estimates or included any such estimates in reports to any other federal or foreign governmental authority or agency within the past twelve months.

         The estimated proved oil and gas reserves and present value of estimated future net revenues from proved oil and gas reserves for the Company in the periods ended March 31 are summarized below.

                                 PROVED RESERVES

                                                             March 31,
                                           --------------------------------------------
                                               2002            2001            2000
                                           ------------    ------------    ------------
Oil (Bbls):
       Proved developed - Producing             143,003         145,954         138,839
       Proved developed - Non-producing           1,404          88,700              --
       Proved undeveloped                        92,900              --              --
                                           ------------    ------------    ------------
              Total                             237,307         234,654         138,839
                                           ============    ============    ============
Natural gas (Mcf):
       Proved developed - Producing           3,822,715       4,447,379       4,165,396
       Proved developed - Non-producing       1,336,190       1,889,833         589,951
       Proved undeveloped                     5,023,328           8,234              --
                                           ------------    ------------    ------------
              Total                          10,182,233       6,345,446       4,755,347
                                           ============    ============    ============

Present value of estimated future
       Net revenues before income taxes    $ 11,925,260    $ 15,988,820    $  6,144,644
                                           ============    ============    ============

     The preceding tables should be read in connection with the following definitions:

     PROVED RESERVES. Estimated quantities of oil and gas, based on geologic and engineering data, appear with reasonable certainty to be economically recoverable in future years from known reservoirs under existing economic and operating conditions.

     PROVED DEVELOPED RESERVES. Proved oil and gas reserves expected to be recovered through existing wells with existing equipment and operating methods. Developed reserves include both producing and non-producing reserves. Producing reserves are those reserves expected to be recovered from existing completion intervals producing as of the date of the reserve report. Non-producing reserves are currently shut-in awaiting a pipeline connection or in reservoirs behind the casing or at minor depths above or below the producing zone and are considered recoverable by production either from wells in the field, by successful drill-stem tests, or by core analysis. Non-producing reserves require only moderate expense for recovery.

     PROVED UNDEVELOPED RESERVES. Proved oil and gas reserves expected to be recovered from additional wells yet to be drilled or from existing wells where a relatively major expenditure is required for completion.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Mexco Energy Corporation

                                        Registrant


                                        /s/ Nicholas C. Taylor
                                        -------------------------------------
                                            Nicholas C. Taylor, President

Dated:  May 23, 2002